UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2016

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-200845	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8

(Address of principal executive offices)                                                               (Zip Code)

Registrant's telephone number, including area code:       (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Effective March 1, 2016, the Company issued its Non-Negotiable Convertible Promissory Notes (“Notes”) to two private investors in the aggregate principal amount of $300,000. Each of the Notes was in the principal amount of $150,000 with a maturity date of September 1, 2016 (“Maturity Date”), at which time the outstanding principal and interest balance is due and payable. Each of the Notes is convertible into Common Stock of the Company at a conversion price equal to 45% of the lowest trading price of the Common Stock as reported on the OTC Markets Group’s OTC Pink quotation service. The Notes provide that the holders cannot exercise their respective rights of conversion prior to the Maturity Date and that any such conversion is limited to the holders beneficially holding not more than 4.99% of the Company’s then issued and outstanding Common Stock after conversion.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: March 7, 2016	By: /s/ Rubin Schindermann
Chief Executive Officer